Exhibit 10.1

LASALLE BUSINESS CREDIT, LLC

135 South LaSalle Street

Chicago, Illinois 60603-4105

April 19, 2006

Easy Gardener Products, Ltd.

3022 Franklin Avenue

Waco, Texas 76710

Attention: Richard M. Kurz, Chief Financial Officer

RE:  Easy Gardener Products, Ltd. Secured DIP Credit Facility

Ladies and Gentlemen:

LaSalle Business Credit, LLC (“LBC”) is pleased to offer to be the sole exclusive administrative agent (in such capacity, the “Agent”) for a $33,000,000 Secured DIP Credit Facility (the “DIP Credit Facility”) to Easy Gardener Products, Ltd, a Texas limited partnership (the “Borrower”), and LBC is pleased to offer its commitment to lend up to $16,500,000 of the DIP Credit Facility, upon and subject to the terms and conditions of this letter and the form of Interim Order Authorizing Debtors in Possession to Enter Into Postpetition Credit Agreement Amendment (the “Interim Order”) and the Fourth Amendment to the Loan and Security Agreement (the “Amendment”) attached hereto as Annex A (the “Interim Financing Terms”). LaSalle Bank National Association (“LaSalle”) is also pleased to offer its commitment to lend the remaining $16,500,000 of the DIP Credit Facility upon and subject to the terms and conditions referred to herein and in the Interim Financing Terms.

LBC will act as sole and exclusive Agent and a lender for the DIP Credit Facility. No additional agents, co-agents or arrangers will be appointed and no other titles will be awarded without our prior written approval. CapitalSource Finance LLC (the “Participant”) shall be a participant in the DIP Credit Facility, subject to the terms of the Participation Agreement among LBC, the Participant and LaSalle. Neither LBC nor LaSalle make any commitment, either express or implied, concerning the obligations of the Participant under the terms of the Participation Agreement.

The commitments of LBC and LaSalle hereunder and the undertaking of LBC to provide the services described herein are subject to the satisfaction of each of the following conditions precedent in a manner acceptable to LBC: (a) the accuracy and completeness of all representations that you and your affiliates make to LBC and your compliance with the terms of this Commitment Letter (including the Interim Financing Terms); (b) the negotiation, execution and delivery of definitive documentation for the DIP Credit Facility consistent with the present form of the Interim Order, the Amendment , the Fourth Amendment and Ratification of Term Loan and Security Agreement (the “CapitalSource Amendment”), attached hereto as Annex B, and any other terms which terms are satisfactory to LBC in its sole discretion, including but not limited to the form of Final Order which is satisfactory to LBC in its sole discretion; and (c) satisfactory documentation of any financing subordinate to LBC and LaSalle (other than the CapitalSource Amendment).

You hereby represent, warrant and covenant that (a) all written information, other than the Budget (defined below), which has been or is hereafter made available to LBC or LaSalle by you or any of your representatives (or on your or their behalf) in connection with the transactions contemplated hereby (the “Information”) is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, and (b) all financial projections concerning the Borrower and its subsidiaries that have been or are hereafter made available to LBC or LaSalle by you or any of your representatives (the “Budget”) have been or will be prepared in good faith based upon assumptions deemed by you to be reasonable. You agree to furnish us with such Information and the Budget as we may reasonably request and to supplement the Information and the Budget from time to time until the closing date for the DIP Credit Facility (the “Closing Date”) so that the representation, warranty and covenant in the preceding sentence is correct on the Closing Date. In issuing this commitment, LBC and LaSalle are and will be using and relying on the Information and the Budget without independent verification thereof.

You hereby acknowledge that LBC will make available Information and the Budget to LaSalle.

By executing this Commitment Letter, you agree to reimburse LBC from time to time on demand for all reasonable out-of-pocket fees and expenses (including, but not limited to (a) the reasonable fees, disbursements and other charges of Bracewell & Giuliani LLP, as counsel to the Agent, and Richards, Layton & Finger, P.A. as local counsel to the Agent, and (b) due diligence expenses) as set forth in the Final Order.

You agree to indemnify and hold harmless LBC, LaSalle and each of their affiliates and their respective officers, directors, employees, agents, advisors and other representatives (each, an “Indemnified Party”) from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) any matters contemplated by this Commitment Letter or any related transaction or (b) the DIP Credit Facility and any other financings or any use made or proposed to be made with the proceeds thereof, except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, your equity holders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. You also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you or your subsidiaries or affiliates or to your or

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their respective equity holders or creditors arising out of, related to or in connection with any aspect of the transactions contemplated hereby, except to the extent of direct, as opposed to special, indirect, consequential or punitive, damages determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. It is further agreed that LBC shall only have liability to you (as opposed to any other person), and that LBC shall be liable solely in respect of its own commitment to the DIP Credit Facility on a several, and not joint, basis with LaSalle, and that such liability shall only arise to the extent damages have been caused by a breach of LBC’s obligations hereunder to negotiate in good faith definitive documentation for the DIP Credit Facility on the terms set forth herein, as determined in a final, nonappealable judgment by a court of competent jurisdiction. Notwithstanding any other provision of this Commitment Letter, no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems.

This Commitment Letter and the contents hereof are confidential and, except for disclosure hereof or thereof on a confidential basis to your accountants, attorneys and other professional advisors retained by you in connection with the DIP Credit Facility or as otherwise required by law, may not be disclosed in whole or in part to any person or entity without our prior written consent; provided, however, it is understood and agreed that you may disclose this Commitment Letter after your acceptance of this Commitment Letter and, in filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges. LBC hereby notifies you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”), each of them is required to obtain, verify and record information that identifies you, which information includes your name and address and other information that will allow LBC to identify you in accordance with the Act.

You acknowledge that LBC or its affiliates may be providing financing or other services to parties whose interests may conflict with yours. LBC agrees that they will not furnish confidential information obtained from you to any of their other customers and that they will treat confidential information relating to you and your affiliates with the same degree of care as they treat their own confidential information. LBC further advises you that they will not make available to you confidential information that they have obtained or may obtain from any other customer. In connection with the services and transactions contemplated hereby, you agree that LBC is permitted to access, use and share with any of their bank or non-bank affiliates, agents, advisors (legal or otherwise) or representatives any information concerning you or any of your affiliates that is or may come into the possession of LBC or any of such affiliates.

The provisions of the immediately preceding four paragraphs shall remain in full force and effect regardless of whether any definitive documentation for the DIP Credit Facility shall be executed and delivered, and notwithstanding the termination of this letter or any commitment or undertaking hereunder.

This Commitment Letter may be executed in counterparts which, taken together, shall constitute an original. Delivery of an executed counterpart of this Commitment Letter by telecopier or facsimile shall be effective as delivery of a manually executed counterpart thereof.

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This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of Illinois. Each of you, LaSalle and LBC hereby irrevocably waives any and all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter (including, without limitation, the Interim Financing Terms), the transactions contemplated hereby or the actions of LBC or LaSalle in the negotiation, performance or enforcement hereof. The commitments and undertakings of LBC and LaSalle may be terminated by us, if you fail to perform your obligations under this Commitment Letter on a timely basis.

This Commitment Letter, together with the Interim Financing Terms, embodies the entire agreement and understanding among LBC, LaSalle, you and your affiliates with respect to the DIP Credit Facility and supersedes all prior agreements and understandings relating to the specific matters hereof. However, please note that the terms and conditions of the commitment of LBC and LaSalle and the undertaking of LBC hereunder are not limited to those set forth herein or in the form of Interim Order and the Amendment. Those matters that are not covered or made clear herein or in the Interim Financing Terms are subject to mutual agreement of the parties. No party has been authorized by LBC or LaSalle to make any oral or written statements that are inconsistent with this Commitment Letter. This Commitment Letter is not assignable by the Borrower without our prior written consent and is intended to be solely for the benefit of the parties hereto and the Indemnified Parties.

This offer will expire at 5:00 p.m. Chicago, Illinois, time on April 21, 2006 unless you execute this letter and return them to us prior to that time (which may be by facsimile transmission), whereupon this letter (which may be signed in one or more counterparts) shall become binding agreements. Thereafter, this undertaking and commitment will expire on April 21, 2006 unless definitive documentation for the DIP Credit Facility is executed and delivered prior to such date. In consideration of the time and resources that LBC will devote to the DIP Credit Facility, you agree that, until such expiration, you will not solicit, initiate, entertain or permit, or enter into any discussions in respect of, any offering, placement or arrangement of any competing DIP Credit Facility for the Borrower and its subsidiaries.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

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We are pleased to have the opportunity to work with you in connection with this important financing.

Very truly yours,

LASALLE BUSINESS CREDIT, LLC

By:	/s/ Steven A. Narsutis
Name:	Steven A. Narsutis
Title:	Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ James G. Simpson
Name:	James G. Simpson
Title:	1st Vice President

ACCEPTED AND AGREED TO

AS OF THE DATE FIRST ABOVE WRITTEN:

EASY GARDENER PRODUCTS, LTD.

By: EG Products Management, L.L.C.,
its general partner

By:	/s/ Richard M. Kurz
Name:	Richard M. Kurz
Title:	Chief Financial Officer

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